UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2011

TELIK, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-31265		93-0987903
(Commission File No.)		(IRS Employer Identification No.)

700 Hansen Way Palo Alto, California 94304
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 845-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 30, 2011 (the “Agreement Date”), Telik, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with McNicoll, Lewis & Vlak LLC (“MLV”), pursuant to which the Company may issue and sell shares of its common stock having an aggregate offering price of up to $7.0 million from time to time through MLV as the Company’s sales agent.

MLV may sell the common stock by any method that is deemed to be an “at-the-market” equity offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Act”), including sales made directly on or through The NASDAQ Capital Market or any other existing trading market for the Company’s common stock in the United States or to or through a market maker. MLV may also sell the common stock in privately negotiated transactions, subject to the Company’s approval. Subject to the terms and conditions of the Sales Agreement, MLV will use commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws, rules and regulations to sell the Company’s common stock from time to time, based upon the Company’s instructions (including any price, time or size limits or other parameters or conditions the Company may impose). The Company is not obligated to make any sales of common stock under the Sales Agreement. The offering of shares of the Company’s common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all common stock subject to the Sales Agreement, (2) August 29, 2014 and (3) termination of the Sales Agreement. The Agreement may be terminated by MLV or the Company at any time upon 10 days notice to the other party, or by MLV at any time in certain circumstances, including but not limited to the occurrence of a material adverse change in the Company. The Company will pay MLV a commission equal to 4% of the gross proceeds of the sales price per share of any common stock sold through MLV under the Sales Agreement. The Company has also provided MLV with customary indemnification rights and, in certain circumstances, expense reimbursement for up to $30,000 of expenses.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.17 to this Current Report on Form 8-K and is incorporated herein by reference. This Current Report on Form 8-K also incorporates by reference the Sales Agreement into our shelf registration statement on Form S-3, filed with the Securities and Exchange Commission on August 8, 2011.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

5.1	Opinion of Cooley LLP.

10.17	At Market Issuance Sales Agreement, dated August 30, 2011, by and between Telik, Inc., and McNicoll, Lewis & Vlak LLC.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIK, INC.

Dated: August 31, 2011	By:	/s/ Michael M. Wick
Michael M. Wick
Chief Executive Officer

Exhibits

Number	Description

5.1	Opinion of Cooley LLP.

10.17	At Market Issuance Sales Agreement, dated August 30, 2011, by and between Telik, Inc., and McNicoll, Lewis & Vlak LLC.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

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